EXHIBIT 8(h)(2)

AMENDMENT NO. 10 TO PARTICIPATION AGREEMENT

AMONG OPPENHEIMER AND

TRANSAMERICA LIFE INSURANCE COMPANY

AMENDMENT NO. 10 TO PARTICIPATION AGREEMENT

AMONG OPPENHEIMER VARIABLE ACCOUNT FUNDS,

OPPENHEIMERFUNDS, INC. AND

TRANSAMERICA LIFE INSURANCE COMPANY

This Amendment No. 10 is incorporated in and made a part of the Participation Agreement (the “Agreement”) made as of the 15th day of December, 1997, as amended as of June 30, 1998, November 27, 1998, October 1, 1999, February 1, 2000, July 30, 2001, May 1, 2002, May 1, 2003, and May 1, 2004 by and among Transamerica Life Insurance Company (hereinafter the “Company”), on its own behalf and on behalf of one or more segregated asset accounts of the Company (hereinafter the “Account”), Oppenheimer Variable Account Funds (hereinafter the “Fund”) and OppenheimerFunds, Inc. (hereinafter the “Adviser”). The following terms and conditions amend the terms of the Agreement and, in the case of any conflict between the terms and conditions of the Agreement and the terms and conditions of this Amendment, the language of this Amendment shall control and govern. All capitalized and abbreviated terms defined in the Agreement shall have the same definitions apply in this Amendment.

1. Schedule 1 of the Agreement (and amendments thereto) is hereby deleted in its entirety and replaced with the following:

SCHEDULE 1

Retirement Builder Variable Annuity Account

Established by the Board of Directors on March 29, 1996

Legacy Builder Variable Life Separate Account

Established by the Board of Directors on November 20, 1998

PFL Variable Life Account A

Established by the Board of Directors on July 1, 1999

Separate Account VA E

Established by the Board of Directors on February 20, 1997

Separate Account VA F

Established by the Board of Directors on May 15, 2000

Separate Account VA J

Established by the Board of Directors on May 15, 2000

Separate Account VA K

Established by the Board of Directors on July 10, 2001

Separate Account VA Q

Established by the Board of Directors on November 26, 2001

Separate Account VA Z

Established by the Board of Directors on February 13, 2007

2. Schedule 2 of the Agreement (and amendments thereto) is hereby deleted in its entirety and replaced with the following:

SCHEDULE 2

Transamerica Life Insurance Company Policy Form No. AV 288 101 95 796

(including successor forms, addenda and endorsements – may vary by state)

Under the marketing names: “Retirement Income Builder II Variable Annuity” or

“Portfolio Select Variable Annuity”

Transamerica Life Insurance Company Policy Form No.’s VL20 & JL20

Under the marketing name “Legacy Builder II”

Transamerica Life Insurance Company Policy Form No. APUL0600 699

Under the marketing name: “Variable Protector”

Transamerica Life Insurance Company Policy Form No. WL851 136 58 699

Under the marketing name: “Legacy Builder Plus”

Transamerica Life Insurance Company Policy Form No. AV 288 101 95 796

Under the marketing name: “Privilege Select Variable Annuity”

Transamerica Life Insurance Company Policy Form No. AV 288 101 95 796

Under the marketing name: “Premier Asset Builder Variable Annuity”

Transamerica Life Insurance Company Policy Form No. AV1200 1 998

Under the marketing name: “Immediate Income Builder II”

Transamerica Life Insurance Company Policy Form No. AV721 101 149 1001

Under the marketing name: “Retirement Income Builder – BAI Variable Annuity”

(formerly known as Retirement Income Builder III Variable Annuity)

Transamerica Life Insurance Company Policy Form No. AV1114 101 185 104

Under the marketing name: “No marketing name at this time”

Transamerica Life Insurance Company Policy Form No. AV1025 101 178 903

Under the marketing name: “Transamerica Ascent”

3. Schedule 3 of the Agreement (and amendments thereto) is hereby deleted in its entirety and replaced with the following:

SCHEDULE 3

Portfolios of Oppenheimer Variable Account Funds:

Initial Shares

Oppenheimer Aggressive Growth Fund/VA – Initial Shares

Oppenheimer Balanced Fund/VA – Initial Shares

Oppenheimer Bond Fund/VA – Initial Shares

Oppenheimer Capital Appreciation Fund/VA – Initial Shares

Oppenheimer Global Securities Fund/VA – Initial Shares

Oppenheimer High Income Fund/VA – Initial Shares

Oppenheimer Main Street Fund/VA – Initial Shares

Oppenheimer Multiple Strategies Fund/VA – Initial Shares

Oppenheimer Strategic Bond Fund/VA – Initial Shares

Service Shares

Oppenheimer Capital Appreciation Fund/VA – Service Shares

Oppenheimer Balanced Fund/VA – Service Shares

Oppenheimer Global Securities Fund/VA – Service Shares

Oppenheimer High Income Fund/VA – Service Shares

Oppenheimer Main Street Fund/VA – Service Shares

Oppenheimer Main Street Small Cap Fund/VA – Service Shares

Oppenheimer Multiple Strategies Fund/VA – Service Shares

Oppenheimer Strategic Bond Fund/VA – Service Shares

IN WITNESS WHEREOF, each of the parties hereto has caused this Amendment No. 10 to the Agreement to be executed in its name and on its behalf by its duly authorized representative as of July 30, 2007:

Company:

TRANSAMERICA LIFE INSURANCE COMPANY
By its authorized officer,

By:	/s/ Arthur D. Woods
Name:	Arthur D. Woods
Title:	Vice President

Fund:

OPPENHEIMER VARIABLE ACCOUNT FUNDS
By its authorized officer,

By:	/s/ Brian W. Wixted
Name:	Brian W. Wixted
Title:	Treasurer

OPPENHEIMERFUNDS, INC.
By its authorized officer,

By:	/s/ Christina J. Loftus
Name:	Christina J. Loftus
Title:	Vice President